Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2013 (Except for Note 9.a and Note 13 to which the date is May 20, 2013) with respect to the financial statements of Alcobra Ltd. Included in Amendment No. 8 to the Registration Statement on Form F-1 and related Prospectus of Alcobra Ltd., dated May 20, 2013.

/s/ KOST, FORER, GABBAY & KASIERER
KOST, FORER, GABBAY & KASIERER

May 20, 2013	A Member of Ernst & Young Global